Exhibit 8.1

[Letterhead of Ropes & Gray LLP]

November 13, 2015

Hutchison China MediTech Limited

Room 2108, 21/F, Hutchison House

10 Harcourt Road

Hong Kong

Re:  American Depositary Shares of Hutchison China MediTech Limited (the “Company”)

Ladies and Gentlemen:

You have requested our opinion concerning the statements in the Registration Statement (as described below) under the caption “Taxation—United States Federal Income Tax Considerations” in connection with the public offering of certain American Depositary Shares (the “ADSs”), each of which represents ordinary shares, par value $1.00 per share, of the Company pursuant to the registration statement on Form F-1 under the Securities Act of 1933, as amended, originally filed by the Company with the Securities and Exchange Commission on October 16, 2015 (as so filed and amended, the “Registration Statement”).

We have examined and relied on originals or copies of the Registration Statement and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.   Our opinion is conditioned on the initial and continuing accuracy of the facts, information and analyses set forth in the Registration Statement and such other documents, certificates and records.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified, conformed, electronic or photostatic copies, and the authenticity of the originals of such latter documents.

In addition, we have relied on factual statements and representations of the officers and other representatives of the Company and others, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief.

Our opinion in based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, and such other authorities as we have considered relevant, each as available and in effect on the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect.  A change in the authorities upon which our opinion is based could affect the conclusions expressed herein.  The opinion expressed herein is not binding on the United States Internal Revenue Service or any court, and there can be no assurance that our opinion will be accepted by the United States Internal Revenue Service or, if challenged, by a court.

Based upon the foregoing, we are of the opinion that, under current United States federal income tax law, although the discussion set forth in the Registration Statement under the caption “Taxation—Material United States Federal Income Tax Considerations” does not purport to summarize all possible United States federal income tax considerations of the ownership and disposition of ADSs to U.S. Holders (as defined therein), such discussion constitutes a summary of the material United States federal income tax consequences of the ownership and disposition of ADSs to U.S. Holders who purchase ADSs pursuant to the Registration Statement, subject to the qualifications set forth in such discussion and, to the extent that it sets forth specific legal conclusions under United States federal income tax law, except as otherwise provided therein, it constitutes our opinion.

Note, however, that we do not express any opinion herein with respect to the Company’s status as a passive foreign investment company for United States federal income tax purposes for any taxable year for the reasons stated in the discussion of passive foreign investment companies in the Registration Statement under the caption “Taxation—Material United States Federal Income Tax Considerations.”

We do not express any opinion herein concerning any law other than the United States federal income tax law.  This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof.

This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Ropes & Gray LLP
Ropes & Gray LLP